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                                                     EXHIBIT 23















     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



                                                                  Exhibit 23


          Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Graybar Electric Company, Inc. of our report dated March 2, 2005, included in the 2004 Annual Report to Shareholders of Graybar Electric Company, Inc.

Our audits also included the financial statement schedule of Graybar Electric Company, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                       /s/ Ernst & Young LLP

St. Louis, Missouri
March 2, 2005